UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2010
Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

167 Sidney Street
Cambridge, Massachusetts	02139

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective as of June 16, 2010, the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) elected Eve Slater, M.D., to the Board of Directors as a Class III director. Dr. Slater’s term as a Class III director will expire at the 2013 Annual Meeting of Stockholders. Dr. Slater has been named to the Science and Development Committee and the Compensation Committee of the Board of Directors.
     In accordance with the Company’s director compensation program, Dr. Slater will receive an annual cash retainer of $35,000 for service on the Board of Directors, which is payable quarterly in arrears, $3,500 for service on the Science and Development Committee and $7,000 for service on the Compensation Committee. The Company’s director compensation program includes a stock-for-fees policy, under which Dr. Slater has the right to elect, on a quarterly basis, to receive Common Stock of the Company in lieu of the cash fees. Dr. Slater has not elected to receive the Company’s Common Stock for fees at this time.
     In addition, under the Company’s director compensation program, upon her election to the Board of Directors, Dr. Slater was granted an option to purchase 16,000 shares of the Company’s Common Stock at an exercise price of $4.05 per share. Pursuant to the Company’s director compensation program, Dr. Slater will also receive an annual option grant to purchase 10,000 shares of the Company’s Common Stock on the date of the Company’s annual meeting of stockholders. All options granted to non-employee directors have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant and vest in equal quarterly installments over three years, subject to continued service as a director. These options automatically become exercisable in full upon the occurrence of a change in control of the Company.
     Dr. Slater will be subject to the Company’s Director Retirement Policy, which provides for acceleration of vesting of options and an extension of the exercise period upon the retirement of a non-employee director, as more fully described in the Company’s Proxy Statement filed on April 29, 2010 with the Securities and Exchange Commission.
     Dr. Slater was elected by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. There was no arrangement or understanding between Dr. Slater and any other persons pursuant to which Dr. Slater was selected as a director and there are no related party transactions between Dr. Slater and the Company.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 15, 2010, the Company held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). There were 13,124,491 shares of the Company’s Common Stock represented in person or by proxy at the 2010 Annual Meeting, constituting 55.9% of the shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, the Company’s stockholders voted upon the following matters:
1.	To elect Dr. Sudhir Agrawal and Mr. Youssef El Zein as members of the Company’s board of directors to serve as Class III directors for terms to expire at the 2013 annual meeting of stockholders; and

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

     The results of the voting on each of the matters presented to the Company’s stockholders at the 2010 Annual Meeting are set forth below:

			Broker
			Non-
	Votes For	Votes Withheld	Votes
Proposal 1 - Election of Class III directors:
Dr. Sudhir Agrawal	10,861,111	13,371	2,250,009
Mr. Youssef El Zein	10,421,700	452,782	2,250,009

				Broker
				Non-
	Votes For	Votes Against	Abstentions	Votes
Proposal 2 - Ratification of the selection of Ernst & Young LLP	13,060,138	29,057	35,296	—

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.
Date: June 21, 2010	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
Chief Financial Officer, Treasurer and Secretary

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